Exhibit 9(a)

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

ONE BEACON STREET BOSTON, MASSACHUSETTS 02108-3194 TEL: (617) 573-4800 FAX: (617) 573-4822 http://www.skadden.com May 18, 2004

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BlackRock Funds

100 Bellevue Parkway

Wilmington, Delaware 19809

Re:        Offering of BlackRock Shares in the BlackRock

              International Bond Portfolio

Ladies and Gentlemen:

We have acted as special counsel to BlackRock Funds (the “Fund”), a voluntary association with transferable shares organized and existing under and by virtue of the laws of the Commonwealth of Massachusetts (commonly referred to as a “Massachusetts business trust”), in connection with its offering of BlackRock class shares of beneficial interests in the BlackRock International Bond Portfolio, par value $0.001 per share, designated Class W-6 Shares (the “Shares”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Act”).

In rendering the opinion set forth herein, we have examined and relied on originals or copies of the following:

(a) Post-Effective Amendment No. 77 to the registration statement of the Fund on Form N-1A (the “Registration Statement”);

(b) the certificate of Brian P. Kindelan, Secretary of the Fund, dated as of the date hereof (the “Officer’s Certificate”);

BlackRock Funds

May 18, 2004

(c) the Declaration of Trust of the Fund, initially executed on December 22, 1988, as amended by Amendment No. 1 through Amendment No. 4, as attached to the Officer’s Certificate;

(d) the Amended and Restated Code of Regulations of the Fund approved by the Board of Trustees on February 10, 1999; and

(e) resolutions adopted by the Board of Trustees on May 12, 2004, authorizing the issuance of the Shares.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Fund, including the facts set forth in the Officer’s Certificate described above.

We do not express any opinion as to the laws of any jurisdiction other than the laws of the Commonwealth of Massachusetts.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that, when issued for the consideration described in the Registration Statement, the Shares will be validly issued, fully paid and non-assessable (except as described herein). Pursuant to certain decisions of the Supreme Judicial Court of the Commonwealth of Massachusetts, shareholders of a Massachusetts business trust may, in certain circumstances, be assessed or held personally liable as partners for the obligations of a Massachusetts business trust. Even if the Fund were held to be a partnership, however, the possibility of the holders of the Shares incurring personal liability for financial losses of the Fund appears remote because (a) Section 9.5 of the Declaration of Trust contains an express disclaimer of liability for holders of shares of beneficial interests of the Fund, including the Shares, for the obligations of the Fund and requires that a recitation of such disclaimer be included in every note, bond, contract, order, or other undertaking issued by or on behalf of the Fund or the trustees of the Fund, and (b) Section 9.6 of the Declaration of Trust provides for indemnification out of the assets of the trust belonging to the classes of shares with the same

BlackRock Funds

May 18, 2004

alphabetical designation as that of the Shares owned by such shareholder for all loss and expense arising solely from being or having been a holder of such Shares.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/    Skadden, Arps, Slate, Meagher & Flom LLP